Acceptance Certificate

1.    Contrail Aviation Leasing, LLC. ("Buyer") hereby acknowledges that on 30 March 2021, at 0126 hours (GMT) at Macau Intl. Airport it accepted delivery of one used IAE V2530-A5 aircraft engine bearing manufacturer's serial number V10150 manufactured by IAE International Aero Engines AG (the “Engine”) pursuant to the terms of an engine purchase agreement dated 26 March 2021, made between Buyer and Engine Lease Finance Corporation.
2.    Buyer confirms that it has accepted delivery of the Engine in "as is where is" condition.

Dated 30 March 2021

SIGNED by
for and on behalf of
Contrail Aviation Leasing, LLC.

/s/ Joseph G. Kuhn
Joseph G. Kuhn, CEO